                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported):
                         August 8, 1994



                 THE MAY DEPARTMENT STORES COMPANY
     (Exact name of Registrant as specified in its charter)

   New York                   I-79               43-0398035
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300


                        Page 1 of 8 pages

Item 5.   Other Events.

     On August 8, 1994, Registrant reported fully diluted earnings per share of $.49 for the 13 weeks ended July 30, 1994, an increase of 11% compared with $.44 per share for the quarter in 1993. Net earnings were $130 million, an 11% increase over $117 million a year ago. Sales during the second quarter were $2.62 billion, up 6.5% from $2.46 billion during the same period last year.

     For the six months ending July 30, 1994, the Registrant's fully diluted earnings per share were $.90, an increase of 14% compared with $.79 in 1993. Net earnings for the six months were $242 million, up 13% from $213 million a year ago. Sales for the first half of fiscal 1994 were $5.15 billion, a 9% increase over $4.73 billion during the same period last year.


Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.

                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     28-1      Press Release dated August 8, 1994      5



















                        Page 2 of 8 pages

                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  August 8, 1994    By:    /s/  Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel






























                        Page 3 of 8 pages

                        INDEX TO EXHIBITS


                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     28-1      Press Release dated August 8, 1994      5





































                        Page 4 of 8 pages